Exhibit 3.61

0565228.06 PBlevins LAOO
John Y. Brown III Secretary of State Received and Filed 08/01/2003 1:29:15 PM Fee Receipt: $40.00

ARTICLES OF ORGANIZATION

OF

21ST CENTURY ONCOLOGY OF KENTUCKY, LLC

The undersigned organizer, desiring to form a limited liability company under the Kentucky Limited Liability Company Act hereby states the following:

1.             The name of the limited liability company is 21st Century Oncology of Kentucky, LLC.

2.             The name and address of the registered agent are:

C.T. Corporation System

Kentucky Home Life Building

239 South Fifth Street, Room 1102

Louisville, Kentucky 40202

3.             The address of the initial principal office of the limited liability company is:

4500 Churchman Avenue, suite 100

Louisville, KY 40215

4.             The limited liability company is to be managed by one or more managers.

IN WITNESS WHEREOF, the undersigned has executed these Articles of organization this 30th day of July, 2003.

/s/ David M. Koeninger
DAVID M. KOENINGER, Organizer

This Instrument Prepared by:

/s/ Michael E. Lannon
Michael E. Lannon

WEBER & ROSE, P.S.C

2400 Aegon Center

400 W. Market Street

Louisville, Kentucky 40202

(502) 589-2200

CONSENT TO SERVE AS AGENT

C T CORPORATION SYSTEM, consents to serve as the registered agent on behalf of 21st Century Oncology of Kentucky, LLC

Dated July 30, 2003.

BY	C T CORPORATION SYSTEM

/s/ Carol A. Record
Carol A. Record, Asst. Secretary